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                                                                   EXHIBIT 99.3

[LOGO]

                                                                            NEWS

FOR IMMEDIATE RELEASE

Contact: Lisa Carlton-Wilson
         Investor Relations
         In-Site Communications, Inc.
         (212) 759-3929

         Bud Ingalls
         VP - Finance & Chief Financial Officer
         (678) 728-2115

          SEROLOGICALS CORPORATION ANNOUNCES PLANS TO SUBMIT FINANCIAL
             CERTIFICATION WITH SECURITIES AND EXCHANGE COMMISSION

ATLANTA, GA - AUGUST 12, 2002 - Serologicals Corporation (Nasdaq/NM:SERO) today announced that it will voluntarily submit a Certification of Financial Statements with the U.S. Securities and Exchange Commission (SEC) regarding its 10-K report for 2001, form 10-Q reports for the first and second quarters of 2002, and the company's 2002 proxy statement to shareholders and other recent filings. David A. Dodd, Serologicals President and Chief Executive Officer, and Bud Ingalls, Vice President of Finance and Chief Financial Officer for the Company, will execute the certification.

         Commenting on this action, David Dodd stated, "The decision to certify our financial statements is an extension of the corporate governance processes and procedures that we recently implemented to ensure that the interests of our management and Board of Directors are closely aligned with those of our shareowners. Although we were not required to provide this certification to the SEC, we felt that it was important to assure investors that Serologicals Corporation is confident in the integrity and accuracy of its accounting, financial procedures and reporting mechanisms, in keeping with our goal to continue building shareowner value for the long-term."

         The SEC issued an order on June 27, 2002, requiring sworn statements from large publicly traded companies. The certification to the SEC will be posted on the Serologicals Corporation web site, and may be accessed at www.serologicals.com. The fiscal 2002 reports filed with the SEC are also available on the Serologicals web site, by clicking on the investor relations button.

                                     -MORE-

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Page 2
August 12, 2002
Serologicals Corporation Submits Financial Certification with SEC


         Serologicals Corporation, headquartered in Atlanta, Georgia, is a global provider of biological products and enabling technologies, which are essential for the research, development and manufacturing of biologically based life science products. The Company's products and technologies are used in a wide variety of innovative applications within the areas of oncology, hematology, immunology, cardiology and infectious diseases, as well as in the study of molecular biology. Serologicals has more than 750 employees worldwide, and its shares are traded on the NASDAQ national stock market under the symbol SERO.

         This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the ability of newly enacted corporate governance procedures to align executive and shareowner interests and the effect of the certification on the long-term creation of shareowner value. These forward-looking statements are subject to certain risks, uncertainties and other factors, including, without limitation, the effectiveness of the Company's corporate governance procedures. Any one or more of these risks, uncertainties or factors could cause actual results to differ materially from the Company's expectations. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.

     Serologicals is a registered trademark of Serologicals Royalty Company.

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